Exhibit 99.1

Soluna Announces $32 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

ALBANY, NY — December 5, 2025 — Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, today announced that it has entered into definitive agreements for the purchase and sale of 18,079,144 shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Series C warrants to purchase up to 18,079,144 shares of common stock at a purchase price of $1.77 per share (or pre-funded warrant in lieu thereof) and accompanying Series C warrant in a registered direct offering priced at-the-market under Nasdaq rules. The Series C warrants will have an exercise price of $1.65 per share, will be exercisable immediately upon issuance, and will expire five years following the date of issuance.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds of the offering described above are expected to be approximately $32 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for working capital, project-level equity, and general corporate purposes.

The offering is expected to close on or about December 5, 2025, subject to satisfaction of customary closing conditions.

The sale of the securities described above is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-286638), including a base prospectus, filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on April 29, 2025, and a prospectus supplement to be filed with the SEC. Copies of the final prospectus supplement and the accompanying base prospectus may be obtained, once filed, for free at the SEC’s EDGAR website at http://www.sec.gov. Additionally, copies of the final prospectus supplement and the accompanying base prospectus may be obtained, once available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements, including, among other things, the expected closing date of the offering described herein and the proceeds expected to be received from the offering. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations, and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the ability of the Company to satisfy the conditions to the closing of the offering and the timing thereof, as well as those described in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co